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                                                                   EXHIBIT 99.2
NOTE: THIS CONSENT SHOULD BE FILED WITH THE "ADDITIONAL EXHIBITS," NOT WITH
THE "CONSENTS OF EXPERTS AND COUNSEL." SEE ITEM 601 OF REGULATION S-K.

Members of the Board of Directors
RedFed Bancorp Inc.
300 East State Street
Redlands, California 92373

Gentlemen:

  We hereby consent to the inclusion of our opinion letter dated November 30, 1997 to the Board of Directors of RedFed Bancorp Inc. (the "Company") regarding the acquisition of RedFed Bancorp Inc. by Golden State Bancorp Inc., in Golden State Bancorp's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings "SUMMARY--Opinion of RedFed Financial Advisor", "THE MERGER--Background of the Merger", "THE MERGER--Reasons for the Merger and Recommendation of RedFed Board of Directors" and "THE MERGER--Opinion of RedFed Financial Advisor". In giving the foregoing consent, we do not admit
(i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,

                                     NATIONSBANC MONTGOMERY SECURITIES LLC